Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Media Relations
Tina Barry, (972) 673-7931
Greg Artkop, (972) 673-8470

Investor Relations
Aly Noormohamed, (972) 673-6050
DR PEPPER SNAPPLE GROUP REPORTS THIRD QUARTER 2009 RESULTS
Third quarter earnings per share were $0.59, or $0.54 excluding certain items.
Reported net sales down 4%. Net sales, as adjusted, up 2% with BCS volume growing 4%.
Year-to-date, company generated $701 million of cash from operations and repaid $480 million of debt.
Reported 2009 EPS now expected to be $2.12 to $2.16. Excluding certain items, EPS expected to be $1.92 to $1.96.
Full year debt repayment now expected to be $550 million.
Plano, TX, November 5, 2009 — Dr Pepper Snapple Group, Inc. (NYSE: DPS) reported third quarter 2009 earnings of $0.59 per share compared to $0.41 per share in the prior year period. Earnings per share were $0.54 compared to $0.45 excluding separation-related costs and restructuring items. Year-to-date the company reported earnings of $1.73 per share compared to $1.21 per share in the prior year period. Year-to-date earnings per share were $1.53 compared to $1.46 excluding distribution agreement changes, separation-related costs, and restructuring items.
For the quarter, reported net sales were down 4%. Net sales increased 2% on a currency neutral basis and excluding the loss of Hansen product distribution. Pricing actions taken earlier in the year combined with 4% sales volume growth were offset by negative mix from higher sales of carbonated soft drink (CSD) concentrate and value juice. Segment operating profit, as adjusted, increased 31% reflecting lower packaging, ingredient and transportation costs, operating efficiencies, and favorable comparisons to discounts and inventory adjustments in the prior year period. Reported income from operations was $272 million compared to $213 million in the prior year period.
DPS President and CEO Larry Young said, “While the economy is showing some signs of recovery, it’s still too early to see this translate into higher beverage sales. For the quarter, liquid refreshment beverage trends remained negative. Against this backdrop, we once again demonstrated the power of our portfolio and the flexibility of our routes to market, posting solid top-line and strong bottom-line growth. A year and a half into our life as a public company, we’re proud of what we have accomplished so far. Our priorities and strategies remain unchanged and continue to support long-term sustainable growth.”

	Third Quarter				Year-to-Date
				Percent				Percent
Earnings per share reconciliation	2009	2008		Change	2009	2008		Change
Reported earnings per share	$0.59	$0.41		44	$1.73	$1.21		43

Items affecting comparability
- Net gain on Hansen termination and sale of certain distribution rights	—	—			(0.15)	—
- Transaction and separation costs	—	0.02			—	0.07
- Bridge loan fees and expenses	—	—			—	0.06
- Separation-related tax items	(0.05)	—			(0.05)	0.04
- Restructuring costs	—	0.03			—	0.07

EPS excluding certain items	$0.54	$0.45	*	20	$1.53	$1.46	*	5

*	Does not sum due to rounding.
Volume (BCS), sales volume, net sales and segment operating profit, as adjusted, in the tables and commentary below exclude the loss of Hansen product distribution and are on a currency neutral basis. For a reconciliation of non-GAAP to GAAP measures see pages A-5 and A-6 accompanying this release.

	As reported		As adjusted
Summary of 2009 results	Third	Year-to-	Third	Year-to-
(Percent change)	Quarter	Date	Quarter	Date
Volume (BCS)	3	4	4	4
Net Sales	(4)	(4)	2	3
Segment Operating Profit	21	11	31	22
BCS — bottler case sales
Volume (BCS)
For the quarter, BCS volume increased 4% with CSDs growing 5% and non-carbonated beverages (NCB) up slightly.
In CSDs, Dr Pepper volume increased 3%. “Core 4” brands — 7UP, Sunkist soda, A&W and Canada Dry — were down 3%. Canada Dry and 7UP grew 4% and 1%, respectively, while A&W was down 1% and Sunkist soda declined double-digits. Crush volume more than doubled, adding 13 million cases, on expanded third-party distribution in the U.S. and the launch of Crush value offerings in Mexico. Fountain foodservice volume increased 2%. Peñafiel increased 10% on expanded distribution and a restage of Peñafiel flavors.
In NCBs, Hawaiian Punch volume increased 3%, lapping strong double-digit growth in the prior year. Pressure on the company’s premium products continued. Snapple declined 6%, but improved sequentially for the second straight quarter.
By geography, U.S. and Canada volume increased 4%, and in Mexico and the Caribbean, volume increased 9%.

Across all measured channels, as reported by The Nielsen Company, the company grew U.S. CSD dollar share 1.1 percentage points and flavored CSD dollar share by 1.6 percentage points year-to-date.
Sales volume
For the quarter, sales volume increased 3%. Sales volume, as adjusted, increased 4% and was in-line with BCS volume. Year-to-date adjusted sales volume and BCS volume increased 4% each.

	As reported
	Third Quarter			Year-to-Date
2009 Segment results	Sales	Net		Sales	Net
(Percent Change)	Volume	Sales	SOP	Volume	Sales	SOP
Beverage Concentrates	7	13	25	6	9	15
Packaged Beverages	(3)	(6)	28	0	(5)	19
Latin America Beverages	9	(15)	(33)	3	(20)	(47)
Total	3	(4)	21	3	(4)	11

	As adjusted
	Third Quarter			Year-to-Date
2009 Segment results	Sales	Net		Sales	Net
(Percent Change)	Volume	Sales	SOP	Volume	Sales	SOP
Beverage Concentrates	7	14	25	6	9	17
Packaged Beverages	(1)	(1)	42	2	1	34
Latin America Beverages	9	9	0	3	3	(20)
Total	4	2	31	4	3	22
SOP — Segment Operating Profit
Beverage Concentrates
Net sales for the quarter increased 14% reflecting sales volume growth led by expanded Crush distribution and favorable comparisons to certain discounts in the prior year period. Mid-single-digit price increases taken at the beginning of the year were partially offset by higher coupon spending and increased fountain foodservice contractual discounts. Segment operating profit increased 25% reflecting net sales growth and favorable comparisons to inventory adjustments in the prior year period, partially offset by increased marketplace investments and higher compensation-related costs.
Packaged Beverages
Net sales for the quarter decreased 1% reflecting a 1% decline in sales volume. Mid-single-digit declines in premium-priced beverages and double-digit declines in Sunkist soda were partially offset by a low single-digit increase in Hawaiian Punch. Price increases in CSDs and Snapple, taken earlier in the year, were offset by the impact of negative mix. Segment operating profit increased 42% due to lower packaging, ingredient and transportation costs and continued operating efficiencies, partially offset by higher marketing, SAP upgrade and handheld roll-out expenses.
Latin America Beverages
Net sales for the quarter increased 9% reflecting sales volume growth driven by route expansion, the new Crush value offerings and the restage of Peñafiel flavors. Segment operating profit was flat as net sales growth was offset by higher selling and distribution costs related to new routes and the negative impact of channel mix.

Corporate and other items
For the quarter, corporate costs totaled $65 million including $3 million of unrealized commodity-related mark-to-market gains as well as continued productivity office investments. Corporate costs in 2008 were $69 million, including $9 million related to one-time transaction and separation-related costs.
Net interest expense decreased $6 million principally reflecting a lower debt balance.
The effective tax rate was 38%. This included a tax expense of $3 million related to certain tax items indemnified by Cadbury. During the quarter, we also recorded one-time, separation-related benefits of $13 million, net of taxes, driven by indemnified audit settlements and foreign tax items.
Cash flow
Year-to-date, the company generated $701 million of cash from operating activities, including a $42 million contribution to its pension and post-retirement benefit plans. Year-to-date net capital spending totaled $218 million. The company made optional principal repayments of $200 million of its floating rate term loan in the quarter. Year-to-date, the company repaid $480 million covering all of its debt obligations through the first half of 2011.
2009 full-year guidance
The company now expects full year net sales to be down 3% to 4%. Excluding the loss of Hansen product distribution and on a currency neutral basis, the company expects net sales to grow approximately 2%.
2009 reported earnings per share are expected to be in the $2.12 to $2.16 range. This reflects:
•	Lower packaging and ingredient costs, now expected to reduce COGS by less than 4%;

•	Continued strong marketplace and productivity office investments; and

•	A full-year tax rate of approximately 38%, including approximately $12 million of items indemnified by Cadbury and $3 million of other separation-related tax items.
Excluding net gains related to distribution agreement changes and separation-related tax items, the company expects 2009 earnings per share to be in the $1.92 to $1.96 range.
Consistent with its previous guidance, the company expects to make cash contributions totaling $43 million to its pension and post-retirement benefit plans in 2009 and expects net capital spending to be approximately 5% of net sales.
The company remains committed to using its free cash flow to pay down debt and now expects to reduce its debt obligations by $550 million in 2009. This reflects an increase of $150 million from its beginning of the year guidance.
Forward-looking statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.
Conference Call
At 10 a.m. (CST) today, the company will host a conference call with investors to discuss third quarter 2009 results and the outlook for 2009. The conference call and slide presentation will be accessible live through DPS’ website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days.
In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found on pages A-5 and A-6 accompanying this release and under “Financial Press Releases” on the company’s website at http://www.drpeppersnapple.com in the “Investors” section.
Definitions
Volume (BCS) or bottler case sales: Sales of finished beverages, in equivalent 288 fluid ounce cases, sold by the company and its bottling partners to retailers and independent distributors. Volume for products sold by the company and its bottling partners is reported on a monthly basis, with the third quarter comprising July, August and September.
Sales volume: Sales of concentrates and finished beverages, in equivalent 288 fluid ounce cases, shipped by the company to its bottlers, retailers and independent distributors.
Pricing refers to the impact of list price changes.
About Dr Pepper Snapple
Dr Pepper Snapple Group, Inc. (NYSE: DPS) is the leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 9 of our 12 “power brands” are No. 1 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes Sunkist soda, 7UP, A&W, Canada Dry, Crush, Mott’s, Squirt, Hawaiian Punch, Peñafiel, Clamato, Schweppes, Venom Energy, Rose’s and Mr & Mrs T mixers. To learn more about our iconic brands and Plano, Texas-based company, please visit www.drpeppersnapple.com.
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DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended September 30, 2009 and 2008
(Unaudited, in millions, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net sales	$1,434	$1,494	$4,175	$4,334
Cost of sales	579	709	1,706	1,968

Gross profit	855	785	2,469	2,366

Selling, general and administrative expenses	547	542	1,596	1,586
Depreciation and amortization	29	28	84	84
Restructuring costs	—	7	—	31
Other operating expense (income), net	7	(5)	(45)	(3)

Income from operations	272	213	834	668

Interest expense	51	59	158	199
Interest income	(1)	(3)	(3)	(30)
Other income	(20)	(7)	(25)	(8)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	242	164	704	507
Provision for income taxes	92	59	265	199

Income before equity in earnings of unconsolidated subsidiaries	150	105	439	308
Equity in earnings of unconsolidated subsidiaries, net of tax	1	1	2	1

Net income	$151	$106	$441	$309

Earnings per common share:
Basic	$0.59	$0.41	$1.73	$1.21
Diluted	$0.59	$0.41	$1.73	$1.21

Weighted average common shares outstanding:
Basic	254.2	254.2	254.2	254.0
Diluted	255.4	254.2	255.0	254.0

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2009 and December 31, 2008
(Unaudited, in millions except share and per share data)

	September 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$282	$214
Accounts receivable:
Trade (net of allowances of $7 and $13, respectively)	532	532
Other	45	51
Inventories	275	263
Deferred tax assets	78	93
Prepaid expenses and other current assets	71	84

Total current assets	1,283	1,237
Property, plant and equipment, net	1,041	990
Investments in unconsolidated subsidiaries	14	12
Goodwill	2,982	2,983
Other intangible assets, net	2,704	2,712
Other non-current assets	566	564
Non-current deferred tax assets	150	140

Total assets	$8,740	$8,638

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$851	$796
Income taxes payable	21	5

Total current liabilities	872	801
Long-term debt	3,039	3,522
Deferred tax liabilities	1,004	981
Other non-current liabilities	747	727

Total liabilities	5,662	6,031

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 800,000,000 shares authorized, 254,051,752 and 253,685,733 shares issued and outstanding for 2009 and 2008, respectively	3	3
Additional paid-in capital	3,147	3,140
Retained earnings (deficit)	11	(430)
Accumulated other comprehensive loss	(83)	(106)

Total stockholders’ equity	3,078	2,607

Total liabilities and stockholders’ equity	$8,740	$8,638

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2009 and 2008
(Unaudited, in millions)

	For the Nine Months Ended
	September 30,
	2009	2008
Operating activities:
Net income	$441	$309
Adjustments to reconcile net income to net cash provided by operations:
Depreciation expense	121	102
Amortization expense	30	36
Amortization of deferred financing costs	14	8
Gain on disposal of intangible assets and property	(63)	(1)
Employee stock-based compensation expense	13	5
Deferred income taxes	48	58
Write-off of deferred loan costs	—	21
Other, net	4	10
Changes in assets and liabilities:
Trade and other accounts receivable	—	3
Related party receivable	—	11
Inventories	(11)	(6)
Other current assets	19	(32)
Other non-current assets	(27)	(9)
Accounts payable and accrued expenses	127	30
Related party payable	—	(70)
Income taxes payable	11	47
Other non-current liabilities	(26)	1

Net cash provided by operating activities	701	523
Investing activities:
Purchases of property, plant and equipment	(223)	(203)
Purchases of intangible assets	(7)	—
Proceeds from disposals of property, plant and equipment	5	3
Proceeds from disposals of investments and other assets	68	—
Issuances of related party notes receivables	—	(165)
Proceeds from repayment of related party notes receivables	—	1,540

Net cash (used in) provided by investing activities	(157)	1,175
Financing activities:
Proceeds from issuance of related party long-term debt	—	1,615
Proceeds from senior unsecured credit facility	—	2,200
Proceeds from senior unsecured notes	—	1,700
Proceeds from bridge loan facility	—	1,700
Repayment of related party long-term debt	—	(4,664)
Repayment of senior unsecured credit facility	(480)	(295)
Repayment of bridge loan facility	—	(1,700)
Deferred financing charges paid	—	(106)
Cash distribution to Cadbury	—	(2,065)
Change in Cadbury’s net investment	—	94
Other, net	(3)	(2)

Net cash used in financing activities	(483)	(1,523)
Cash and cash equivalents — net change from:
Operating, investing and financing activities	61	175
Currency translation	7	(3)
Cash and cash equivalents at beginning of period	214	67

Cash and cash equivalents at end of period	$282	$239

DR PEPPER SNAPPLE GROUP, INC.
OPERATIONS BY OPERATING SEGMENT
For the Three and Nine Months Ended September 30, 2009 and 2008
(Unaudited, in millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Segment Results – Net Sales
Beverage Concentrates	$260	$231	$784	$722
Packaged Beverages	1,077	1,149	3,126	3,279
Latin America Beverages	97	114	265	333

Net sales	$1,434	$1,494	$4,175	$4,334

Segment Results – SOP
Beverage Concentrates	$158	$126	$492	$426
Packaged Beverages	168	131	445	375
Latin America Beverages	18	27	41	78

Total segment operating profit	344	284	978	879
Unallocated corporate costs	65	69	189	183
Restructuring costs	—	7	—	31
Other operating expense (income)	7	(5)	(45)	(3)

Income from operations	272	213	834	668
Interest expense, net	50	56	155	169
Other income	(20)	(7)	(25)	(8)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	$242	$164	$704	$507

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
For the Three and Nine Months Ended September 30, 2009 and 2008
(Unaudited)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP measures that reflect the way management evaluates the business may provide investors with additional information regarding the company’s results, trends and ongoing performance on a comparable basis. Specifically, investors should consider the following with respect to our quarterly and year-end results:
Net sales and Segment Operating Profit, as adjusted: Net sales and Segment Operating Profit exclude the loss of Hansen product distribution and are on a currency neutral basis.

	For the Three Months Ended September 30, 2009
	Beverage	Packaged	Latin America
	Concentrates	Beverages	Beverages	Total
Percent change
Net sales, as reported	13%	(6)%	(15)%	(4)%
Impact of loss of Hansen product distribution	—	5%	5%	4%
Impact of foreign currency	1%	—	19%	2%

Net sales, as adjusted	14%	(1)%	9%	2%

	For the Three Months Ended September 30, 2009
	Beverage	Packaged	Latin America
	Concentrates	Beverages	Beverages	Total
Percent change
Segment Operating Profit, as reported	25%	28%	(33)%	21%
Impact of loss of Hansen product distribution	—	12%	7%	6%
Impact of foreign currency	—	2%	26%	4%

Segment Operating Profit, as adjusted	25%	42%	—%	31%

	For the Nine Months Ended September 30, 2009
	Beverage	Packaged	Latin America
	Concentrates	Beverages	Beverages	Total
Percent change
Net sales, as reported	9%	(5)%	(20)%	(4)%
Impact of loss of Hansen product distribution	—	5%	4%	5%
Impact of foreign currency	—	1%	19%	2%

Net sales, as adjusted	9%	1%	3%	3%

	For the Nine Months Ended September 30, 2009
	Beverage	Packaged	Latin America
	Concentrates	Beverages	Beverages	Total
Percent change
Segment Operating Profit, as reported	15%	19%	(47)%	11%
Impact of loss of Hansen product distribution	—	12%	4%	6%
Impact of foreign currency	2%	3%	23%	5%

Segment Operating Profit, as adjusted	17%	34%	(20)%	22%

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (Continued)
For the Three and Nine Months Ended September 30, 2009 and 2008
(Unaudited)
2009 Effective tax rate excluding certain items:1) the net gain related to the Hansen contract termination payment as well as the sale of certain distribution rights in 2009 and 2) certain separation-related tax items in 2009.

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2009			September 30, 2009
					Net Gain on
					Hansen
					Termination
					and Sale of
		Separation-			Certain	Separation-
	As	Related Tax	As	As	Distribution	Related Tax	As
	Reported	Items	Adjusted	Reported	Rights	Items	Adjusted
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	$242	$(16)	$226	$704	$(62)	$(16)	$626
Provision for income taxes	92	(3)	89	265	(23)	(3)	239

Income before equity in earnings of unconsolidated subsidiaries	$150	$(13)	$137	$439	$(39)	$(13)	$387

EPS excluding certain items: Reported EPS adjusted for: 1) the net gain related to the Hansen contract termination payment as well as the sale of certain distribution rights in 2009, 2) certain separation-related tax items in 2009 and 3) restructuring costs in 2008.

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
				Percent				Percent
	2009	2008		Change	2009	2008		Change
Reported EPS	$0.59	$0.41		43.9%	$1.73	$1.21		43.0%
Net gain on Hansen termination and sale of certain distribution rights	—	—			(0.15)	—
Transaction and other one time separation costs	—	0.02			—	0.07
Bridge loan fees and expenses	—	—			—	0.06
Separation-related tax items	(0.05)	—			(0.05)	0.04
Restructuring costs	—	0.03			—	0.07

EPS, excluding certain items	$0.54	$0.45	*	20.0%	$1.53	$1.46	*	4.8%

*	Does not sum due to rounding.
2009 Net sales and EPS excluding certain items: 2009 expected net sales adjusted for the loss of Hansen product distribution and on a currency neutral basis. 2009 expected earnings per share excluding net gains related to distribution agreement changes and certain separation-related tax items.

Percentage Growth
2009 Net Sales Guidance
Net sales, as reported	(3)% to (4)%
Impact of loss of Hansen product distribution	4%
Impact of foreign currency at spot rate	2%

Net sales, as adjusted	~2%

2009
2009 Earnings per share guidance
Reported earnings per share	$2.12 to $2.16
Net gain on Hansen contract termination payment and sale of certain distribution rights	$0.15
Separation-related tax items	$0.05

EPS excluding certain items	$1.92 to $1.96